Exhibit 99.2
Form of Election Form/Letter of Transmittal

[PARK NATIONAL	[ANDERSON BANK
CORPORATION LOGO]	COMPANY LOGO] November , 2006
To the Shareholders of Anderson Bank Company:
      As described in the Prospectus/Proxy Statement previously delivered to you, Park National Corporation (“Park”), The Park National Bank (“PNB”) and Anderson Bank Company (“Anderson”) have entered into a Second Amended and Restated Agreement and Plan of Merger, dated to be effective as of August 14, 2006 (the “Merger Agreement”), which provides for the merger of Anderson with and into PNB (the “Merger”). A special meeting of the shareholders of Anderson will be held on December 14, 2006, to vote on the adoption of the Merger Agreement and approval of the Merger.
      If we complete the Merger, the shareholders of Anderson will receive aggregate consideration (subject to adjustment for cash paid in lieu of fractional shares in accordance with the terms of the Merger Agreement) consisting of (i) 86,137 Park common shares and (ii) $9,054,343 less the sum of the exercise prices of all Anderson common shares subject to outstanding Anderson stock options which have not been exercised in full prior to the Election Deadline described below. We anticipate that all outstanding Anderson stock options will be exercised in full prior to the Election Deadline, in which case the aggregate cash consideration to be received by Anderson shareholders in the Merger would be $9,054,343 (subject to adjustment for cash paid in lieu of fractional shares). The exact number of Park common shares and exact amount of cash to be received in exchange for each Anderson common share will be calculated using formulas set forth in the Merger Agreement and described in the Prospectus/Proxy Statement. You should carefully read the Prospectus/Proxy Statement (including the Merger Agreement attached as Annex A to the Prospectus/Proxy Statement).
      At this time, we are asking you to elect the form of consideration that you wish to receive in the Merger. Enclosed is an Election Form/Letter of Transmittal that must be completed and returned, together with the Certificates representing your Anderson common shares, to The First-Knox National Bank of Mount Vernon (“First-Knox National Bank”), the Exchange Agent for the transaction. As more fully described in the Election Form/Letter of Transmittal, you may choose to receive in exchange for the Anderson common shares that you own, either (a) all cash, (b) all Park common shares, or (c) a combination of Park common shares and cash. The Election Form/Letter of Transmittal also will allow you to designate specifically which of your Anderson common shares are to be exchanged for Park common shares rather than for cash. If you wish to make an election as to the type of consideration that you wish to receive in the Merger, you should carefully review and follow the instructions contained in the enclosed Election Form/Letter of Transmittal. Please note that any election that you make will be subject to the allocation and proration procedures set forth in the Merger Agreement and described in the Prospectus/Proxy Statement to ensure that the aggregate consideration received by Anderson shareholders in the Merger consists of the number of Park common shares and the amount of cash described above. As a result, there is no assurance that you will receive the form of consideration that you elect to receive (unless you held 100 or fewer Anderson common shares as of August 14, 2006 and elect to receive all cash, in which case you will not be required to have any of your Anderson common shares converted into Park common shares).

      Please review the enclosed materials carefully and return your completed Election Form/Letter of Transmittal at your earliest convenience. In order to make a valid election regarding the form of consideration you wish to receive in the Merger, the enclosed Election Form/Letter of Transmittal must be received by the Exchange Agent by 5:00 p.m., Eastern Time, on December 14, 2006 (the “Election Deadline”), which is two trading days prior to the anticipated December 18, 2006 closing date of the Merger. However, if the closing of the Merger is extended past December 18, 2006 for any reason, the Election Deadline will be extended until two trading days prior to the closing date. In this event, Park will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least five trading days prior to the anticipated closing date.
      If you have a particular preference as to the form of consideration that you wish to receive for your Anderson common shares, you are encouraged to make an election because Anderson common shares as to which an election has been made will be given priority in allocating the consideration to be received in the Merger over Anderson common shares as to which no election has been made.
      We make no recommendation as to whether you should elect to receive Park common shares, cash, or a combination of Park common shares and cash in the Merger. Each shareholder must make his or her own decision with respect to such election, bearing in mind the consideration received and the tax consequences of the election chosen.
      Please make sure that you submit the Certificate(s) representing your Anderson common shares with your Election Form/Letter of Transmittal. If the Exchange Agent does not receive a properly completed Election Form/Letter of Transmittal accompanied by either your Certificate(s), duly endorsed in blank or otherwise in form acceptable for transfer on the books of Anderson, or containing an appropriate guaranty of delivery from a member of a national securities exchange, a member of the National Association of Securities Dealers, or a commercial bank or trust company in the United States, your election will be deemed to be invalid and the form of consideration you will receive will be determined for you in accordance with the terms of the Merger Agreement.
      If you have any questions concerning the completion of the Election Form/Letter of Transmittal, please call the Exchange Agent at 1-800-847-5266, extension 5208.

ANDERSON BANK COMPANY	PARK NATIONAL CORPORATION

James R. Gudmens	C. Daniel DeLawder
President and Chief Executive Officer	Chairman and Chief Executive Officer

ELECTION FORM/LETTER OF TRANSMITTAL
To Accompany Certificates Representing Common Shares of
ANDERSON BANK COMPANY
      This Election Form/Letter of Transmittal is sent to you in connection with the proposed merger (the “Merger”) of Anderson Bank Company (“Anderson”) with and into The Park National Bank (“PNB”) pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated to be effective as of August 14, 2006 (the “Merger Agreement”), by and among Anderson, PNB and Park National Corporation (“Park”).
      Please return your Election Form/Letter of Transmittal, together with the Certificate(s) representing your Anderson common shares, to The First-Knox National Bank of Mount Vernon (“First-Knox National Bank”), the Exchange Agent, as indicated below:

By Mail:	By Overnight Courier:	By Hand:

First-Knox National Bank	First-Knox National Bank	First-Knox National Bank
Attn: Debbie Daniels	Attn: Debbie Daniels	Attn: Debbie Daniels
One South Main Street	One South Main Street	One South Main Street
P.O. Box 1270	Mount Vernon, OH 43050	Mount Vernon, OH 43050
Mount Vernon, OH 43050
      Please read carefully the accompanying Instructions before completing this Election Form/Letter of Transmittal. The Instructions contain important information about this Election Form/Letter of Transmittal and how to submit your Certificates representing Anderson common shares.
      To make a valid election, your materials must be received by the Exchange Agent not later than 5:00 p.m., Eastern Time, on December 14, 2006 (the “Election Deadline”), which is two trading days prior to the anticipated December 18, 2006 closing date of the Merger. However, if the closing of the Merger is extended past December 18, 2006 for any reason, the Election Deadline will be extended until two trading days prior to the closing date. In this event, Park will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least five trading days prior to the anticipated closing date.
      If you have questions regarding this Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-837-5266, extension 5208.
1	About You and Your Anderson Common Shares — See Instruction 2

Number of Common
	Certificate	Shares Represented by
Name and Address of Registered Owner(s)	Number(s)	Certificate(s)

TOTAL COMMON
SHARES:

If you hold more Certificates representing Anderson common shares in the same name(s) as listed above, but those Certificates are not shown above, please submit those Certificates with this form and attach a listing of the additional Certificate numbers and the number of Anderson common shares represented by each Certificate.

2	Election Choices — See Instructions 3 and 8
Election Choices (select only one):

☐1	All Cash Election. Mark this box to elect to receive cash, in an amount per share equal to the Per Share Consideration, for all Anderson common shares owned.

☐2	All Stock Election. Mark this box to elect to receive Park common shares, based upon the Stock Exchange Ratio, for all Anderson common shares owned.

☐3	Mixed Cash/Stock Election. Mark this box to elect to receive a mixture of cash (in an amount per share equal the Per Share Consideration) and Park common shares (based upon the Stock Exchange Ratio). If you mark this box, you must also indicate below the whole number of your Anderson common shares that you wish to exchange for cash and the whole number of your Anderson common shares that you wish to exchange for Park common shares:

(a) Anderson common shares to be exchanged for cash:

(whole numbers only)

(b) Anderson common shares to be exchange for Park common shares:

(whole numbers only)

Total Anderson common shares owned:	*

*Important:	The sum of (a) and (b) must equal the total number of Anderson common shares that you own (as listed in Section 1 above).

☐4	No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election, the form of consideration that I/we will receive as a result of the Merger will be determined by Park or, at Park’s direction, the Exchange Agent in accordance with the terms of the Merger Agreement.
3	Allocation of Stock Consideration (Optional) — See Instruction 4
This Section is to be completed ONLY if (1) you are the registered holder of Anderson common shares represented by more than one Certificate and (2) you wish to specify your preference for the allocation of stock consideration (i.e., Park common shares), if any, among those Anderson common shares to the extent that you become entitled to receive stock consideration for some or all of your Anderson common shares. NOTE: Even if you did not elect to receive stock consideration in Section 2 above, you may still wish to complete this Section in the event that you become entitled to receive stock consideration as a result of the allocation and proration procedures set forth in the Merger Agreement and described in the Prospectus/Proxy Statement.

	Order in which		Number of Common
Name and Address of Registered	Stock Consideration	Certificate	Shares Represented by
Owner(s)	will be Allocated*	Number(s)	Certificate(s)

TOTAL COMMON
SHARES:

*Indicate the order of preference in which you want stock consideration, if any, allocated among your Anderson common shares. Place a “1” in the box next to the Certificate representing the Anderson common shares to which you want stock consideration allocated first, a “2” in the box next to the Certificate representing the Anderson common shares to which you want stock consideration allocated next, and so on.

4	Certification and Required Signatures — See Instruction 9
I/we, the undersigned, surrender to you for exchange the Certificate(s) representing Anderson common shares identified in Section 1 above. I/we agree, upon request, to execute and deliver any additional documents which Park or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my Anderson common shares. I/we understand and acknowledge that delivery will be effected, and risk of loss and title to my Certificate(s) for Anderson common shares will pass, only upon proper delivery of those Certificates to you, as Exchange Agent. I/we certify that I/we have reviewed the accompanying Instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above in connection with the Merger may be subject to allocation and proration, as provided in the Merger Agreement and as described in the Prospectus/Proxy Statement. Therefore, I/we acknowledge that I/we may receive a different form of consideration than I/we elected as a result of such allocation and proration. I/we hereby authorize the Exchange Agent to rely upon all representations, certifications and instructions accompanying this Election Form/Letter of Transmittal.
Required Signatures — all shareholders must sign below.

x		x

	Signature of Shareholder Date		Signature of Shareholder (if joint account) Date

Daytime Phone Number	Title, if required

5	Special Payment or Issuance Instructions — See Instruction 10
Any Park common shares and/or any check you receive in exchange for your Anderson common shares in the Merger will be issued in the name(s) printed in Section 1 above unless you indicate a different name(s) below. If you indicate a different name(s), your signature(s) and a Medallion Signature Guarantee are required, and the Substitute Form W-9 attached to this Election Form/Letter of Transmittal MUST be completed by the new shareholder or payee. Please refer to Instruction 10.

Name	Name (if joint account)

Address

City	State	Zip

x

x

Authorized signature(s)
Place Medallion
Signature Guarantee here ▶

6	Special Delivery Instructions — See Instruction 11
Park common shares and/or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 5, if completed) unless you indicate a different mailing address below:

Name

Address

City	State	Zip

7	Affidavit of Lost, Stolen or Destroyed Certificate(s) — See Instruction 14
This Section should be completed ONLY if you cannot locate one or more Certificates representing your Anderson common shares. After this Section has been completed and signed, it must be NOTARIZED.
List the Certificate Number(s) and number of Anderson common shares represented by any lost, stolen or destroyed Certificates:

Certificate Number(s)	Number of Anderson Common Shares
Represented by Certificate(s)

TOTAL COMMON SHARES:

STATE OF	:

: SS.

COUNTY OF	:

The undersigned, being first duly sworn, deposes and says as follows:
I am the legal and beneficial owner of the number of Anderson common shares set forth above (the “Shares”), evidenced by the Certificate(s) described above issued to me by Anderson. The Certificate(s) apparently have been either lost, mislaid or destroyed, and all of my best efforts to locate the Certificate(s) have been unsuccessful. I have not sold, pledged, hypothecated or otherwise transferred the Shares represented by the Certificate(s), or any interest therein or right thereto. The Certificate(s) were not endorsed. This Affidavit is made for the purpose of inducing Park and/or First-Knox National Bank, as Exchange Agent, to make payment of the consideration to which I am entitled in the Merger under the terms of the Second Amended and Restated Agreement and Plan of Merger, dated to be effective as of August 14, 2006, by and among Anderson, Park and The Park National Bank. In consideration of such payment, I agree for myself, and my heirs, legal representatives, successors and assigns, to indemnify and hold Park and the Exchange Agent free and harmless from any and all actions, suits and proceedings, whether groundless or otherwise, and from any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities whatsoever which either of them may sustain or incur by reason of any claim which may be made in respect of the Certificate(s). I further agree that, in the event the Certificate(s) shall come into my possession, I shall forthwith deliver the same to Park or the Exchange Agent for cancellation.

Signature:

Printed Name:

Date:

Signature:

Printed Name:

Date:

          Sworn to before me and subscribed in my presence this            day of                     , 200     .

Notary Public

SUBSTITUTE FORM W-9
Internal Revenue Service — Department of the Treasury
Payer’s Request for Taxpayer Identification Number (TIN) and Certification
Payer’s Name: Park National Corporation

PART I — TAXPAYER IDENTIFICATION NUMBER

Please provide your Taxpayer Identification Number on the line to the right and certify by signing and dating below.

Social Security No. OR Employer Identification No.

PART II — CERTIFICATIONS
Under penalties of perjury, I certify that:
(1)	the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me); and

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all income or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (See Instruction 13); and

(3)	I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

PART III —
☐   Awaiting TIN
You must check the box above if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the near future.

DATE, SIGNATURE AND CONTACT INFORMATION

Date:	, 200___

Signature:

Name:

Address:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION 13 TO THE ELECTION FORM/LETTER OF TRANSMITTAL AND THE ENCLOSED INSTRUCTIONS TO FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS
TO
ELECTION FORM/LETTER OF TRANSMITTAL
      Please follow these instructions carefully when completing this Election Form/Letter of Transmittal.
1.	Time in which to Make an Election. To be effective, a properly completed Election Form/Letter of Transmittal accompanied by the Certificate(s) representing all of the holder’s Anderson common shares or a Notice of Guaranteed Delivery must be received by First-Knox National Bank, the Exchange Agent, not later than 5:00 p.m., Eastern Time, on December 14, 2006 (the “Election Deadline”), which is two trading days prior to the anticipated December 18, 2006 closing date of the Merger. However, if the closing of the Merger is extended past December 18, 2006 for any reason, the Election Deadline will be extended until two trading days prior to the closing date. In this event, Park will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least five trading days prior to the anticipated closing date.

Holders of Anderson common shares whose Election Form/Letter of Transmittal and Certificates are not so received (or who revoke their Election Form/Letter of Transmittal) will be considered a Non-Electing Shareholder. See Instruction 8 below.

2.	Description of Certificates. Insert in the box in Section 1 of the Election Form/Letter of Transmittal the Certificate number(s) that you are surrendering herewith and the number of Anderson common shares represented by each Certificate. If this Certificate information is already provided in the box in Section 1, confirm the information provided and make any necessary corrections. If the space provided in the box in Section 1 is insufficient, attach a separate sheet referencing Section 1 of the Election Form/Letter of Transmittal and listing this information.

3.	Election Options. In Section 2 of the Election Form/Letter of Transmittal, indicate whether you would like to receive in exchange for your Anderson common shares (a) all cash, (b) all Park common shares, (c) a mixture of cash and Park common shares, or (d) “No Election.” You may select only one of these election choices. Note that the exact number of Park common shares and exact amount of cash to be received in exchange for each Anderson common share will be calculated using formulas set forth in the Merger Agreement and described in the Prospectus/Proxy Statement. Please see “The Merger Agreement — Conversion of Anderson common shares” beginning on page 35 of the Prospectus/Proxy Statement for information regarding how the Per Share Consideration and the Stock Exchange Ratio will be calculated.

All elections made by Anderson shareholders will be subject to allocation and proration procedures set forth in the Merger Agreement and described in the Prospectus/Proxy Statement in the event that either the available cash or the available Park common shares are oversubscribed. As a result, there is no assurance that you will receive the form of consideration that you elect to receive (unless you held 100 or fewer Anderson common shares as of August 14, 2006 and elect to receive all cash, in which case you will not be required to have any of your Anderson common shares converted into Park common shares). Please see “The Merger Agreement — Allocation” beginning on page 37 of the Prospectus/Proxy Statement for information regarding how the allocation and proration procedures will be applied.

None of Park, Anderson or the Exchange Agent makes any recommendation as to whether a holder should elect to receive cash, Park common shares, or a combination of Park common shares and cash in the Merger. Each holder must make his or her own decision with respect to such election, bearing in mind the consideration received and the tax consequences of the election chosen.

4.	Allocation of Stock Consideration. You should complete Section 3 of the Election Form/Letter of Transmittal ONLY if (1) you are the registered holder of Anderson common shares represented by more than one Certificate and (2) you wish to specify your preference for the allocation of stock consideration (i.e., Park common shares) among those Anderson common shares to the extent that you become entitled to receive stock consideration for some or all of your Anderson common shares. You may wish to complete Section 3 of the Election Form/Letter of Transmittal even if you did not elect to receive stock consideration in Section 2 of the Election Form/Letter of Transmittal in the event that you become entitled to receive stock consideration as a result of the allocation and proration procedures set forth in the Merger Agreement and described in the Prospectus/Proxy Statement.

You should consult your tax advisors regarding the manner in which Park common shares should be allocated among your Anderson common shares and the specific federal income tax consequences thereof.

5.	Change or Revocation of Election. A holder of Anderson common shares who has made an election may, at any time prior to the Election Deadline, (a) change the holder’s election by submitting a new Election Form/Letter of Transmittal in accordance with the procedures described herein which is received by the Exchange Agent prior to the Election Deadline or (b) revoke the holder’s election and withdraw the Certificate(s) representing the holder’s Anderson common shares deposited with the Exchange Agent by providing written notice that is received by the Exchange Agent by 5:00 p.m., Eastern Time, on the business day immediately prior to the Election Deadline.

6.	Joint Forms of Election. Holders of Anderson common shares who make a joint election will be considered to be a single holder of such Anderson common shares. A joint Election Form/Letter of Transmittal may be submitted only by persons submitting Certificates registered in different forms of the same name (e.g., “John Doe” on one Certificate and “J. Doe” on another Certificate) or by persons who may considered to own each other’s Anderson common shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form/Letter of Transmittal is submitted jointly, each record holder of Anderson common shares covered hereby must properly sign this Election Form/Letter of Transmittal in accordance with Instruction 9, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting the joint Election Form/Letter of Transmittal are eligible to do so.

7.	Forms of Election Nominees. Any record holder of Anderson common shares who is a nominee may submit one or more Election Forms/Letters of Transmittal, indicating thereon a combination of elections covering up to the aggregate number of Anderson common shares owned by such record holder. However, upon the request of Park, such record holder will be required to certify to the satisfaction of Park that such record holder holds such Anderson common shares for purposes of allocating cash and Park common shares in connection with the Merger.

8.	Non-Electing Shares. Holders of Anderson common shares who select “No Election” in Section 2 of the Election Form/Letter of Transmittal, or who fail to submit a properly completed Election

Form/Letter of Transmittal together with the Certificate(s) representing their Anderson common shares by the Election Deadline, or who revoke their previously submitted Election Form/Letter of Transmittal and withdraw their Certificates, will be deemed to have made a “non-election.” Holders of Anderson common shares who are deemed to have made a non-election will receive all cash, all Park common shares, or a mixture of cash and Park common shares as determined by Park or the Exchange Agent, at Park’s direction.
9.	Signatures. The signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name or names on the face of the Certificate(s) unless the Anderson common shares have been transferred by the registered holder(s), in which case the signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name of the last transferee endorsed on the Certificate(s) or indicated on the stock power(s) accompanying the Certificate(s). If the Election Form/Letter of Transmittal is signed by a person other than the registered owner of the Certificate(s) listed, the Certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the Certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program.

If the Election Form/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be submitted to the Exchange Agent with the Election Form/Letter of Transmittal.

10.	Special Payment or Issuance Instructions. Section 5 of the Election Form/Letter of Transmittal must be completed if checks or certificates representing Park common shares are to be payable to or registered in any name(s) other than the name(s) that appear on the Certificate(s) representing the Anderson common shares being submitted with the Election Form/Letter of Transmittal. In addition, the Certificate(s) submitted with the Election Form/Letter of Transmittal must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program. It will be a condition to the issuance of any check or certificate representing Park common shares in any name(s) other than the name(s) in which the surrendered Certificate for Anderson common shares is registered that the person(s) requesting the issuance of such check or certificate representing Park common shares either pay to the Exchange Agent any transfer or other taxes required to be paid as a result of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

11.	Special Delivery Instructions. If checks or certificates representing Park common shares are to be delivered to a person other than the registered holder(s), or to the registered holder(s) at an address other than that appearing in Section 1 of the Election Form/Letter of Transmittal, please complete Section 6 of the Election Form/Letter of Transmittal.

12.	Method of Delivery. The method of delivery of the Election Form/Letter of Transmittal and Certificates representing Anderson common shares and all other required documents is at the option and sole risk of the holder. Delivery of any Certificates will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

13.	Backup Withholding; Substitute Form W-9. Each person surrendering Certificates representing Anderson common shares to the Exchange Agent is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is included in the Election Form/Letter of Transmittal, and to indicate, if appropriate, that such person is not subject to backup withholding. If the Exchange Agent is not provided with the correct TIN, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, failure to provide the information on the Substitute Form W-9 may subject such person to 28% federal income tax backup withholding on any cash payment to be received. The information required in Part III of the Substitute Form W-9 may be completed if such person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the person has completed the “Special Payment or Issuance Instructions,” the person named in the “Special Payment or Issuance Instructions” will be considered the person surrendering the Certificates representing Anderson common shares for purposes of backup withholding. For additional information, please review the Instructions to Form W-9.

14.	Lost, Stolen or Destroyed Certificates. If a Certificate representing any of your Anderson common shares has been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable under the Merger Agreement with respect to the Anderson common shares represented by the Certificate only if you complete, sign and date the Affidavit contained in Section 7 of the Election Form/Letter of Transmittal and have your signature notarized. You must list in Section 7 of the Election Form/Letter of Transmittal the Certificate Number of each Certificate that has been lost, stolen or destroyed and the number of Anderson common shares represented by each such Certificate. The Affidavit is valid only if signed and notarized in accordance with these Instructions.

15.	Determinations. All questions concerning this Election Form/Letter of Transmittal made by holders of Anderson common shares, including questions relating to the effectiveness of any elections or the computation of allocations, will be determined by Park and/or the Exchange Agent. Park and/or the Exchange Agent shall have the right, in its sole and absolute discretion, to reject any and all Election Forms/Letters of Transmittal which are not in proper form or to waive any irregularities. Neither Park nor the Exchange Agent is under any obligation to inform any holder of Anderson common shares of any defect in any Election Form/Letter of Transmittal.

16.	Questions. If you have questions regarding the Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-837-5266, extension 5208.